Exhibit 99.1

LKQ Corporation to Present at Upcoming Investor Conferences
Chicago, IL-(February 12, 2013) – LKQ Corporation (NASDAQ: LKQ) today announced that members of its senior management will be presenting at the following investor conferences:

Raymond James' 34th Annual Institutional Investors Conference	March 5, 2013
JW Marriott Grande Lakes Hotel, Orlando, Florida

Sidoti & Company's 7th Annual Emerging Growth Conference	March 19, 2013
The Grand Hyatt Hotel, New York, New York

Bank of America Merrill Lynch 2013 New York Auto Summit	March 27, 2013
Crown Plaza Times Square, New York, New York
Materials used during the presentations will be posted to the Company's website: www.lkqcorp.com on the day of the conference.
About LKQ Corporation
LKQ Corporation is the largest nationwide provider of aftermarket, recycled, and refurbished collision replacement parts, and a leading provider of mechanical replacement parts including remanufactured engines, all in connection with the repair of automobiles and other vehicles. LKQ also has operations in the United Kingdom, Canada, Mexico and Central America. LKQ operates more than 480 facilities, offering its customers a broad range of replacement systems, components and parts to repair automobiles and light, medium and heavy-duty trucks

Joseph P. Boutross
LKQ Corporation
Director, Investor Relations
(312) 621-2793
jpboutross@lkqcorp.com